UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2008

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 26, 2003 and December 8, 2003, Kulicke & Soffa Industries, Inc. (the “Company”) issued $205.0 million in aggregate principal amount of 0.5% Convertible Subordinated Notes (the “Notes”) to certain qualified institutional investors pursuant to the terms of an Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

In accordance with their terms, the Notes matured on November 30, 2008. As of such date, the Company paid the remaining outstanding Notes in full, together with all accrued but unpaid interest thereon. The aggregate principal amount paid was $29.4 million.

The Company also announced that it had repurchased $3.0 million in principal amount of its 1.0% Convertible Notes maturing June 30, 2010.

On December 1, 2008, the Company issued a press release in connection with the foregoing, a copy of which is furnished as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2008	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Maurice E. Carson
	Name:	Maurice E. Carson
	Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 1, 2008.